UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2014

CORTLAND BANCORP

(Exact name of registrant as specified in its charter)

Ohio	0-13814	34-1451118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

194 West Main Street, Cortland, Ohio 44410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 637-8040

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	On June 25, 2014, Cortland Bancorp held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”).

(b)	The first issue voted upon at the Annual Meeting was the election of directors for a three year term to expire at the 2017 Annual Meeting of Shareholders. The following votes were cast:

	Number of Votes
	For	Withheld	Broker Non-Votes
David C. Cole	2,380,207	161,719	667,549
Timothy Carney	2,386,849	155,077	667,549
Neil J. Kaback	2,359,122	182,804	667,549
Anthony R. Vross	2,365,863	176,063	667,549

(c)	The second issue was to approve, on an advisory basis, the executive compensation of Cortland’s named executive officers as described in this proxy statement.

Number of Votes
For	Against	Abstain	Broker Non-Votes
2,270,510	131,445	139,969	667,550

(d)	The third issue was to consider and vote upon amendment of Section 2.02 of Cortland’s Code of Regulations.

Number of Votes
For	Against	Abstain	Broker Non-Votes
2,301,453	117,108	123,363	667,550

The proposed amendment was approved by shareholders, having received the affirmative vote of a majority of the outstanding shares.

(e)	The fourth issue was to ratify the appointment of S.R. Snodgrass, P.C. as Cortland’s independent auditor for the fiscal year ending December 31, 2014.

Number of Votes
For	Against	Abstain	Broker Non-Votes
3,151,332	12,205	45,938

(f)	The fifth issue was to transact any other business that may properly come before the Annual Meeting.

Number of Votes
For	Against	Abstain	Broker Non-Votes
2,817,856	316,308	75,310

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORTLAND BANCORP

By:	/s/ James M. Gasior
James M. Gasior, President and CEO

Date: June 26, 2014

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